SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 29, 1997

                               Hudson Foods, Inc.
             (Exact name of registrant as specified in its charter)

              DELAWARE                1-9050                71-0427616
    (State of other jurisdiction   (Commission            (IRS Employer
         of incorporation)          File Number)         Identification No.)

                    1225 Hudson Road, Rogers, Arkansas 72756
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (501)636-1100

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Form 8-K

Item 5.  Other events.

See attached press releases issued by Hudson Foods, Inc. on August 23, 1997 and August 27, 1997.

Analyst/Investor Contact:                       Media Contact:
David Siemens (501) 631-5123                    Becky Triplett (501) 636-1100

August 23, 1997 -- Rogers, Arkansas -- Hudson Foods, Inc. (HFI)

The decision by Burger King to no longer buy raw ground beef from our Columbus, Nebraska plant is a serious disappointment. Burger King has accounted for the major portion of raw ground beef sales from the Columbus plant.

While we are carefully reviewing all our options for that plant, we remain convinced that the problem was brought into the plant by an outside supplier.

However, our most important and most urgent goal remains the same - to gain approval from the USDA for the plant to operate, and thus to remove the cloud under which it has been placed. We will spare no effort to achieve that goal as quickly as possible.

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IBP News Release

                             IBP TO BUY HUDSON PLANT

Dakota City, Nebraska -- August 27, 1997 -- IBP, Inc. (NYSE : IBP) today announced plans to buy the Hudson Foods, Inc. (NYSE : HFI) plant in Columbus, Nebraska. The purchase of the ground beef processing facility will further expand IBP's production of value-added food products.

IBP has taken an option to acquire the plant, which produces ground beef products for the foodservice and retail food industries. Specific terms were not disclosed.

Robert L. Peterson, Chairman and Chief Executive Officer of IBP said, "The addition of this plant will strengthen our position as a provider of value-added food products for the foodservice and retail meat business."

IBP hopes to complete the acquisition of the facility within the next several weeks. All current Hudson employees would then be given the opportunity to be part of IBP's new operation. "The Columbus facility has a dedicated workforce and we hope to retain as many production and management employees as possible," Peterson said. The plant, which Hudson Foods opened in January 1995, currently employs 230 people.

"We have been committed to doing all we could to get this outstanding workforce and this fine facility back to work. After reviewing our options, we have concluded that this sale is the best means to that end and best serves the interests of all concerned," said HFI Chairman James T. Hudson. HFI made clear that the proposed transaction would have no effect on support for and cooperation with USDA activities.

"The plant is in excellent condition," Peterson said. "It is well laid out and includes the latest production technology. We are dedicated to ensuring the manufacture of safe, wholesome, high quality products that IBP is known for."

IBP, headquartered in Dakota City, Nebraska, is the world's premier producer of fresh beef, pork and related allied products. The company employs approximately 38,000 people worldwide.

Contact:    Gary Mickelson, IBP Public Affairs Department
            402-241-2986

            Becky Triplett, HFI Corporate Communications Director
            501-631-5274